Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 28, 2017, except for the effects of the stock split discussed in Note 19 to the consolidated financial statements, as to which the date is January 5, 2018, relating to the consolidated financial statements and financial statement schedule of ADT Inc., which appears in the Registration Statement on Form S-1 (No. 333-222233).

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

January 30, 2018

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2016, except for the effects of disclosing loss per share information as discussed in Note 14 to the consolidated financial statements as to which the date is September 28, 2017, relating to the consolidated financial statements and financial statement schedule of Protection One, Inc., which appears in the Registration Statement on Form S-1 (No. 333-222233).

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

January 30, 2018